SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2008
WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 914-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 14, 2008, Walgreen Co., an Illinois corporation (the “Company”) and Putter Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with I-trax, Inc., a Delaware corporation (“I-trax”), pursuant to which Acquisition Sub will commence cash tender offers (the “Tender Offers”) to acquire all of the outstanding shares of common stock and preferred stock of I-trax (the “I-trax Shares”) at a price per share equal to $5.40, in the case of shares of I-trax, Inc. common stock, and $54.00 plus an amount in respect of the conversion value of accrued and unpaid dividends in the case of shares of preferred stock.
Following the consummation of the Offers, Acquisition Sub will merge with and into I-trax (the “Merger”), and all I-trax Shares not acquired in the Tender Offers will be converted into the right to receive the applicable per share consideration. The Merger Agreement includes customary representations, warranties and covenants by the parties. The Board of Directors of I-trax approved the Merger Agreement and the transactions contemplated thereby, including the Tender Offers and the Merger.
Consummation of the Tender Offers is subject to certain conditions, including acceptance of the Tender Offers by holders of a majority of I-trax Shares outstanding, regulatory approvals, and other customary conditions.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.
The Company issued a press release on March 17, 2008 announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
Also on March 14, 2008, the Company entered into an agreement to acquire Whole Health Management, a privately held company that provides primary care, urgent care, wellness programs, health coaching and occupational health services through worksite health centers. Consummation of the acquisition is subject to regulatory approvals and other customary conditions.
Item 9.01 Financial Statements and Exhibits
The following exhibit is being furnished as part of this Form 8-K:

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger entered into among Walgreen Co., Putter Acquisition Sub, Inc. and I-trax, Inc. dated March 14, 2008

Exhibit 99.1	Press Release dated March 17, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: March 17, 2008	By:	/s/ William M. Rudolphsen Senior Vice President and Chief Financial Officer
(Principal Financial Officer)